NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF SECTION 1.4(b) OF THIS NOTE, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

Principal Amount: $400,000	Issue Date: December 18, 2014

SIX-MONTH CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Neah Power Systems, Inc., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Rich Niemiec, or his registered assigns (the “Holder”) the sum of FOUR HUNDRED THOUSAND ($400,000.00) Dollars and No Cents, on June 18, 2015, (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) (the“Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, and shall be payable “in kind”.  Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable to the Holder on the Maturity Date.  This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1       Conversion Right.  The Holder shall have the right, from time to time, commencing upon the Issue Date to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price  (the “Conversion Price”) as provided herein (a “Conversion”).  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.6 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 5:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus  (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus  (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

1.2       Conversion Price.  The conversion price per share of Common Stock (the “Conversion Price”) shall be the lower of (A) the 10-day trailing volume weighted average bid price of the Borrower’s Common Stock, calculated at time of conversion, or (B) $0.008 (the “Fixed Price Component”) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events and issuances of securities at specified lower prices).

1.3       Conversion Price Adjustment.  The Fixed Price Component of the Conversion Price will be subject to adjustments during the period that the Note is outstanding. Each adjustment shall be at the Holder’s election, using the 10-day trailing volume weighted average bid price of the Borrower’s Common Stock at the time of such election (the “New Reference Price”). If the New Reference Price is less than the existing Fixed Price Component of the Conversion Price, then the New Reference Price shall be used as the new Fixed Price Component of the Conversion Price subject to a floor of $0.003 per share. The Holder shall exercise its election to adjust the Conversion Price under this Section 1.3 by delivering  written notice to the Borrower (a “Conversion Price Adjustment Notice”)  in each such case and the Borrower shall acknowledge such  election by the Holder to adjust the Conversion Price in writing to the  Holder within ten (10) Business Days’ receipt of each such Holder’s Conversion Price Adjustment Notice.

                        1.4       Conversion Price Protection.  The Conversion Price shall be subject to adjustment to prevent dilution in the event that the Borrower, during the time that the Notes are outstanding, issues additional shares of its Common Stock or any right or option to purchase its Common Stock or any other security convertible into its Common Stock (other than shares issued to employees, consultants or directors under a Borrower stock plan) at a purchase price less than the then applicable Conversion Price.  In such an event, the Fixed Component of the Conversion Price shall be reduced, concurrently with such issuance, on a full ratchet basis.  This protection does not apply if the Convertible Notes are prepaid at the time of such issuance.

1.5       Authorized Shares.  The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Merger Agreement.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

1.6       Method of Conversion.

                                    (a)        Mechanics of Conversion.  Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by: (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (B) subject to Section 1.6(b), surrendering this Note at the principal office of the Borrower.

                                    (b)        Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Borrower shall, prima   facie,  be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)        Payment of Taxes.  The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)       Delivery of Common Stock upon Conversion.  Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.6, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five  (5) business days after such receipt (the “Deadline”) in accordance with the terms hereof.

(e)        Obligation of Borrower to Deliver Common Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date.

(f)        Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Borrower (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.6, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)        Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock.  Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interfere with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.6(g) are justified.

1.6          Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.7 and who is an Accredited Investor (as defined in Rule 501 of Regulation D). Subject to the removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Any such opinion under Rule 144 shall be conditioned upon the Holder’s understanding that no sales shall be made upon any date that the Borrower is not current in its filings of Forms 10-K and 10-Q with the SEC. In the event that the Borrower does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulations S, at the Deadline, it will be considered an Event of Default pursuant to Article II of the Note.

1.8       Effect of Certain Events.

    (a)           Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article II) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article II) or (ii) be treated pursuant to Section 1.8(b) hereof.  “Person” shall mean any individual, corporation, limited liability Borrower, partnership, association, trust or other entity or organization.

                                       (b)           Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Borrower shall not affect any transaction described in this Section 1.8(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.8(b).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                                    (c)       Adjustment Due to Distribution.  If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)      Intentionally Omitted

(e)       Purchase Rights.  If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)       Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.8, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.9       Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms  of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.

1.10        Prepayment.   Commencing 90 days after its Issue Date, the Borrower shall have the right, subject to the Holder’s rights of conversion set forth in Section 1.6 above, exercisable on not less than ten (10) days prior written notice to the Holder of the Note, to prepay the outstanding Note (principal and accrued interest), in full, plus a ten (10%) percent prepayment premium, in accordance with this Section 1.10. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered address and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than ten (10) days  from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to the sum of: (x) the then outstanding principal amount of this Note plus  (y) accrued and unpaid interest on the unpaid principal amount of this Note plus  (z) an amount equal to ten (10%) percent of (x) and (y), above, to the Optional Prepayment Date. If the Borrower delivers and Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within five (5) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.10.

1.11     Seniority. This Note shall be senior to all existing debt of the Borrower and shall be subordinate to any future line of credit backed by the Borrower’s accounts receivable and inventory.

1.12     Security.  The Notes shall be secured by the assets of the Borrower.  Such security interest will be effected upon an Event of Default.

ARTICLE II.   EVENTS OF DEFAULT

Except in the case of Section 2.2, if any of the following events of default (each, an “Event of Default”) shall continue to exist following a 45-day cure period, commenced upon Borrower’s receipt of written notice thereof:

2.1                   Failure to Pay Principal or Interest.  The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise;

2.2       Conversion and the Shares.  The Borrower fails: to issue the “Penalty Warrant” within the time period required under Section 2.15, or shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer or issue (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.

2.3       Breach of Covenants.  The Borrower breaches any material covenant or other material term or condition contained in this Note and or in any of the Other Agreements;

2.4       Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any of the Other Agreements given in writing pursuant hereto or in connection herewith (including, without limitation, the Merger Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Merger Agreement;

2.5       Bankruptcy, Receiver or Trustee.  The Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing;

2.6       Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

2.7       Indebtedness Default. The Borrower or any subsidiary of the Borrower shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any subsidiary of the Borrower whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

2.8       Delisting of Common Stock; DTC Chill.  The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the OTC Market Group, Inc. or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange or the Depository Trust Company places a chill on new deposits of Common Stock, which is not removed within ten (10) trading days;

2.9       Failure to Comply with the Exchange Act.  The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act;

2.10     Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business;

2.11     Cessation of Operations.  Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due;

2.12     Maintenance of Assets.  The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

2.13     Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note; or

2.14     Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Borrower, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, the Securities Purchase Agreement, dated the date hereof, between the Borrower, as Seller, and the Holder, as Purchaser and the 7-year, common stock purchase warrant, dated the date hereof, and issued by the Borrower to the Holder hereof.

Then, upon the occurrence and during the continuation of any Event of Default specified in this Article II, the Note shall become immediately due and payable and the Borrower shall pay to the Holder all sums due hereunder.

2.15     Automatic Extension of Maturity Date, Payment of Penalty Warrant and Interest Rate Increase. Notwithstanding anything set forth in this Note to the contrary, in the event any portion of this Note remains unpaid or unconverted on the Maturity Date, the applicable interest rate on the then outstanding principal balance shall automatically increase from ten (10%) percent to eighteen (18%) percent. In addition, the term of this Note shall be automatically extended for an additional six months, to December 19, 2015, provided, however, that the Borrower issues to the Holder within five (5) Business Days following the Maturity Date, a new common stock purchase warrant (the “Penalty Warrant”), providing the Holder with the right to purchase up to an additional number of Common Shares equal to the quotient of: (A) the amount of any then outstanding principal amount of this Note plus  (B) the amount of any then accrued and unpaid interest on the unpaid principal amount of this Note, as the numerator, divided by the Penalty Warrant exercise price of $0.008, as the denominator. For example, if there is outstanding on the Maturity Date an unpaid principal amount of $100,000 and an accrued and unpaid interest amount of $10,000, the Penalty Warrant will permit the Holder to purchase up to an additional 13,750,000 shares of Common Stock:

                                              $100,000+ $10,000 = $110,000

                                                                                  $0.008          = 13,750,000 Common Shares

ARTICLE III. MISCELLANEOUS

3.1       Failure or Delay Not a Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2       Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:

Neah Power Systems, Inc.

22118 20th Avenue. SE, Suite 142

Bothell, Washington 98021

Facsimile: ____________________

Telephone: 425-424-3324

Attn: Chris D’Couto

Chief Executive Officer

                  If to the Holder:

                  Rich Niemiec

                  5518 Reservation Road

                  Oswego, Illinois 60148

3.3       Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4       Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona   fide  margin account or other lending arrangement.

3.5       Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6       Other: Except for the interest payments in kind, all payments due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America.  All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

                         3.7       Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the Superior Court, King County, City of Seattle, State of Washington or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Washington.  The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Borrower and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

3.7       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this December 18, 2014.

Neah Power Systems, Inc.

By:
Gerard D’Couto, Chief Executive Officer

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $________________ of the principal amount of the Note (defined below) into Shares of Common Stock of  Neah Power Systems, Inc., a Nevada Corporation (the “Borrower”)  according to the conditions of the Convertible Promissory Note of the Borrower dated as of December 18, 2014 (the “Note”). No fee will be charged to the Holder or Holder’s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: ___________________________________________

Account Number: ____________________________________________________

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal Balance Due After This Conversion:

Signature

Print Name:	______________________